Exhibit 23.2


              Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Acme United Corporation 2005 Non-Salaried Director Stock Option Plan and the Acme United Corporation 2002 Employee Stock Option Plan, as amended, of our report dated February 14, 2005, with respect to the consolidated financial statements and schedule of Acme United Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                        /s/  Ernst & Young LLP

July 1, 2005